FOR IMMEDIATE RELEASE
Contact: Kaitlin Buzzetto
(502) 394-1091
Kaitlin.Buzzetto@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2023 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 21, 2024) - Churchill Downs Incorporated (Nasdaq: CHDN) (the “Company”, “CDI”) today reported business results for the quarter and full year ended December 31, 2023.
Company Highlights
▪Record 2023 net revenue of $2.5 billion, up 36% compared to $1.8 billion in the prior year.
▪2023 net income of $417 million, down 5% compared to $439 million in the prior year.
▪Record 2023 Adjusted EBITDA of $1.0 billion, up 34% compared to $0.8 billion in the prior year.
▪We successfully ran the 149th Kentucky Derby on the first Saturday in May generating record Derby Week all-sources handle and record Derby Week contribution to Adjusted EBITDA.
▪Derby City Gaming expanded its gaming floor and amenities and opened a new 123-room hotel in June 2023.
▪Rosie's Gaming Emporium opened in Emporia, Virginia in September 2023 as our seventh Rosie's HRM entertainment venue in Virginia.
▪Derby City Gaming Downtown opened in Louisville, Kentucky in December 2023. This represents our sixth HRM entertainment venue in Kentucky.
▪We completed the acquisition of Exacta Systems, LLC ("Exacta") on August 22, 2023 (the "Exacta Transaction").
▪We closed the sale of our Arlington Heights, Illinois property to the Chicago Bears for $197.2 million on February 15, 2023.
▪We ended 2023 with net bank leverage of 4.0x and maintained our commitment to returning capital to shareholders:
◦We repurchased $55.3 million of shares under our share repurchase program in 2023.
◦On December 18, 2023, we entered into a privately negotiated agreement with an affiliate of The Duchossois Group Inc. to repurchase 1,000,000 shares for $123.75 per share and closed the transaction on January 2, 2024.
◦On January 5, 2024, we paid a $0.382 per share dividend to shareholders of record which represents the thirteenth consecutive year of increased dividend per share.

CONSOLIDATED RESULTS

	Fourth Quarter		Years Ended December 31,
(in millions, except per share data)	2023	2022	2023	2022

Net revenue	$561.2	$480.1	$2,461.7	$1,809.8
Net income	$57.6	$1.0	$417.3	$439.4
Diluted EPS	$0.76	$0.01	$5.49	$5.71
Adjusted EBITDA(a)	$219.1	$180.7	$1,023.9	$763.6

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments.
Live and Historical Racing

	Fourth Quarter		Years Ended December 31,
(in millions)	2023	2022	2023	2022

Revenue	$235.3	$180.9	$1,084.6	$646.4
Adjusted EBITDA	88.9	61.2	475.4	287.5
Fourth Quarter 2023
▪Revenue for the fourth quarter of 2023 increased $54.4 million from the prior year quarter primarily due to $32.8 million in revenue attributable to the Virginia properties acquired in the P2E Transaction, a $9.5 million increase from Derby City Gaming and the opening of Derby City Gaming Downtown in December 2023 in Louisville, Kentucky, a $6.3 million increase driven by continued growth at Turfway and Newport in Northern Kentucky, a $2.5 million increase driven by continued growth from Oak Grove in Southwestern Kentucky, a $2.2 million increase attributable to the Ellis Park and Chasers Transactions, and a $1.1 million increase at Churchill Downs Racetrack.
▪Adjusted EBITDA for the fourth quarter of 2023 increased $27.7 million from the prior year quarter primarily due to a $16.2 million increase attributable to the Virginia properties acquired in the P2E Transaction which includes $5.1 million of savings from the Exacta Transaction, a $4.4 million increase from our Northern Kentucky properties, a $3.2 million increase from our Louisville properties, a $2.8 million increase driven by our Southwestern Kentucky property, and a $1.1 million increase attributable to the Ellis Park and Chasers Transactions.
Total Year 2023
▪Revenue for 2023 increased $438.2 million driven by a $313.9 million increase attributable to the Virginia properties acquired in the P2E Transaction, a $41.2 million increase in Northern Kentucky primarily due to the opening of Turfway Park in September 2022, a $36.4 million increase attributable to properties acquired in the Ellis Park and Chasers Transactions, a $20.7 million increase due to a record-breaking Derby Week at Churchill Downs Racetrack, a $19.2 million increase due to growth from our Derby City Gaming property and the opening of Derby City Gaming Downtown in December 2023 in Louisville, Kentucky, and a $16.5 million increase from our Oak Grove property in Southwestern Kentucky. These increases were partially offset by a $9.7 million decrease for non-Derby Week racing operations primarily due to the decision to move a portion of the Churchill Downs Racetrack Spring Meet to Ellis Park.
▪Adjusted EBITDA for 2023 increased $187.9 million driven by a $145.0 million increase attributable to the Virginia properties acquired in the P2E Transaction and savings as a result of the Exacta Transaction, a $15.7 million increase due to a record-breaking Derby Week at Churchill Downs Racetrack, a $13.1 million increase from continued growth at Oak Grove in Southwestern Kentucky, an $8.6 million increase in Northern Kentucky primarily due to the opening of Turfway Park in September 2022, a $7.2 million increase due to growth from our Derby City Gaming property and the opening of Derby City Gaming Downtown in December 2023 in Louisville, Kentucky, and a $5.4 million increase attributable to our other Live and Historical Racing properties. These increases were partially offset by a $7.1 million decrease for non-Derby Week racing operations primarily driven by the decision to move a portion of the Churchill Downs Racetrack Spring Meet to Ellis Park in 2023.

TwinSpires

	Fourth Quarter		Years Ended December 31,
(in millions)	2023	2022	2023	2022

Revenue	$110.6	$94.3	$458.4	$441.6
Adjusted EBITDA	34.9	25.0	132.1	114.1
Fourth Quarter 2023
▪Revenue for the fourth quarter of 2023 increased $16.3 million from the prior year quarter driven by a $13.6 million increase attributable to the Exacta Transaction, a $2.1 million increase in all other Horse Racing revenue primarily driven by increased handle from our higher-wagering volume customer base, partially offset by lower retail Horse Racing handle due to industry race day cancellations, and a $0.6 million increase from our sports betting business.
▪Adjusted EBITDA for the fourth quarter of 2023 increased $9.9 million from the prior year quarter driven by an $8.7 million increase attributable to the Exacta Transaction and a $1.7 million increase primarily from cost reductions associated with the exit of the direct online Sports and Casino business, partially offset by a $0.5 million decrease in all other Horse Racing driven by lower revenue.
Total Year 2023
▪Revenue for 2023 increased $16.8 million driven by a $19.1 million increase attributable to the Exacta Transaction, a $5.3 million increase primarily from the B2B expansion strategy associated with United Tote totalisator fees, a $1.9 million increase from our retail sports betting business, and a $1.8 million increase in all other Horse Racing revenue primarily driven by increased handle from our higher-wagering volume customer base, partially offset by lower retail Horse Racing handle due to industry race day cancellations and the decision to move a portion of the Churchill Downs Racetrack Spring Meet to Ellis Park in 2023 and an $11.3 million reduction primarily due to the exit of the direct online Sports and Casino business.
▪Adjusted EBITDA for 2023 increased $18.0 million driven by an $11.8 million increase attributable to the Exacta Transaction, an $11.3 million increase primarily from significant cost reductions associated with the exit of the direct online Sports and Casino business, and a $3.7 million increase primarily from the B2B expansion strategy associated with United Tote totalisator fees. These increases were partially offset by an $8.8 million decrease primarily as a result of lower retail Horse Racing handle as well as higher content-related expenses and higher advance deposit wagering taxes in certain jurisdictions.
Gaming

	Fourth Quarter		Years Ended December 31,
(in millions)	2023	2022	2023	2022

Revenue	$230.2	$212.2	$974.6	$761.8
Adjusted EBITDA	113.4	112.4	488.6	421.9
Fourth Quarter 2023
▪Revenue for the fourth quarter of 2023 increased $18.0 million from the prior year quarter primarily due to $22.3 million attributable to the New York and Iowa properties and $3.0 million attributable to the Louisiana and Maryland properties, partially offset by $5.0 million as a result of our decision not to renew the management agreement at Lady Luck and a $2.3 million decrease from our other wholly owned properties in four states.
▪Adjusted EBITDA for the fourth quarter of 2023 increased $1.0 million from the prior year quarter driven by a $6.0 million increase attributable to our New York and Iowa properties, a $1.3 million increase attributable to our Louisiana and Maryland properties, and a $0.2 million increase from our equity investments, partially offset by a $4.2 million decrease at our other wholly owned properties and a $2.3 million decrease attributable to proceeds for business interruption insurance claims related to Hurricane Ida received in the fourth quarter of 2022.
Total Year 2023
▪Revenue for 2023 increased $212.8 million driven by a $230.0 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction, partially offset by a $16.9 million decrease in Pennsylvania primarily due to our decision not to renew the management agreement at Lady Luck and a $0.3 million net decrease from our other gaming properties.
▪Adjusted EBITDA for 2023 increased $66.7 million driven by a $78.9 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction and a $7.1 million increase from our equity investments. These increases were partially offset by a $14.6 million decrease from our other wholly owned Gaming properties primarily driven by Florida, Mississippi, and Pennsylvania and a $4.7 million decrease attributable to proceeds for business interruption insurance claims related to Hurricane Ida. We received $6.3 million of insurance proceeds in 2022 compared to $1.6 million in 2023.
All Other

	Fourth Quarter		Years Ended December 31,
(in millions)	2023	2022	2023	2022

Revenue	$0.2	$1.1	$0.9	$3.3
Adjusted EBITDA	(18.1)	(17.9)	(72.2)	(59.9)
Fourth Quarter 2023
▪Net revenue for the fourth quarter of 2023 decreased $0.9 million from the prior year quarter primarily as a result of decreased revenue from Arlington International Racecourse (“Arlington”) which ceased racing and simulcast operations at the end of 2021.
▪Adjusted EBITDA for the fourth quarter of 2023 decreased $0.2 million from the prior year quarter due to an increase in corporate compensation expenses driven by enterprise growth.
Total Year 2023
▪Net revenue for 2023 decreased $2.4 million primarily as a result of Arlington ceasing racing and simulcast operations at the end of 2021.
▪Adjusted EBITDA for 2023 decreased $12.3 million primarily driven by increased corporate compensation and benefits related expenses.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased 151,394 shares of its common stock at an average share price of approximately $118.97 based on trade date under its share repurchase program in the fourth quarter of 2023. The Company repurchased 461,761 shares of its common stock at an average share price of approximately $119.81 based on trade date under its share repurchase program in 2023, at a total cost of $55.3 million. We had $214.9 million of repurchase authority remaining under this program on December 31, 2023.
The Duchossois Group Share Repurchase
On December 18, 2023, the Company entered into an agreement with an affiliate of The Duchossois Group to repurchase 1,000,000 shares of the Company’s common stock for $123.75 per share in a privately negotiated transaction for an aggregate purchase price of $123.75 million. The repurchase of the shares closed on January 2, 2024 and was funded using available cash and borrowings under the senior secured credit facility.
Annual Dividend
On October 24, 2023, the Company's Board of Directors approved an annual cash dividend on the Company's common stock of $0.382 per outstanding share, a seven percent (7%) increase over the prior year on a split adjusted basis. The dividend was payable on January 5, 2024, to shareholders of record as of the close of business on December 1, 2023, with the aggregate cash dividend paid to each shareholder rounded to the nearest whole cent. The increase marks the thirteenth consecutive year that the Company has increased the dividend per share.
Capital Investments
We currently expect our project capital to be approximately $450 to $550 million in 2024, although this amount may vary significantly based on the timing of work completed, unanticipated delays, and timing of payments to third parties. We plan to use our operating cash flows and existing revolving credit facility to fund our capital project expenditures.

NET INCOME
Fourth Quarter 2023 Results
The Company's fourth quarter 2023 net income was $57.6 million compared to $1.0 million in the prior year quarter.
The following items impacted the comparability of the Company's fourth quarter net income:
▪$25.2 million after-tax decrease in asset impairments primarily associated with the Presque Isle asset impairment not recurring in the current year quarter;
▪$22.2 million after-tax decrease in expenses related to transaction, pre-opening and other expenses, net; and
▪$1.3 million after-tax decrease in legal reserves.
Partially offset by:
▪$1.7 million after-tax increase in other charges.
Excluding the items above, fourth quarter 2023 adjusted net income increased $9.6 million primarily due to the following:
▪$20.7 million after-tax increase from the prior year quarter driven by the results of our operations; and
▪Partially offset by $11.1 million after-tax increase from the prior year quarter in interest expense associated with higher outstanding debt balances.
Full Year 2023 Results
The Company's 2023 net income was $417.3 million compared to $439.4 million in the prior year.
The following items impacted the comparability of the Company's full year net income from continuing operations:
▪$112.4 million decrease in after-tax gains on property sales; and
▪$9.2 million after-tax benefit related to our equity portion of the non-cash change in fair value of Rivers Des Plaines' interest rate swap that did not recur in 2023.
Partially offset by:
▪$16.6 million after-tax decrease in transaction, pre-opening, and other expenses;
▪$10.1 million after-tax decrease in non-cash asset impairments; and
▪$3.1 million decrease of other charges.
Excluding these items, 2023 adjusted net income increased $69.7 million compared to the prior year primarily due to the following:
▪$197.1 million after-tax increase primarily driven by the results of our operations;
▪Partially offset by a $127.4 million after-tax increase in interest expense associated with higher outstanding debt balances.

Conference Call
A conference call regarding this news release is scheduled for Thursday, February 22, 2024 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, February 22, 2024. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
▪Transaction expense, net which includes:
–Acquisition, disposition, and property sale related charges;
–Direct online Sports and Casino business exit costs; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
▪Stock-based compensation expense;
▪Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;

▪Asset impairments;
▪Gain on property and asset sales;
▪Legal reserves;
▪Pre-opening expense; and
▪Other charges, recoveries, and expenses.
On June 26, 2023, the Company's management agreement for Lady Luck Casino Nemacolin expired and was not renewed. The Company completed the sale of substantially all of its assets at Lady Luck Casino Nemacolin for an immaterial amount.
As of December 31, 2021, Arlington ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2022 and 2023 are treated as an adjustment to EBITDA.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (NASDAQ: CHDN) has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the Company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business, and the operation and development of regional casino gaming properties. More information is available at http://www.churchilldownsincorporated.com.
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” “scheduled,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of any pandemics, epidemics, or outbreaks of infectious diseases, including possible new variants of COVID-19, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires sports betting business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigation; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited except year ended 2023 and 2022 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2023	2022	2023	2022
Net revenue:
Live and Historical Racing	$228.4	$175.4	$1,047.3	$614.6
TwinSpires	104.2	93.1	444.9	436.4
Gaming	228.4	210.9	968.6	755.9
All Other	0.2	0.7	0.9	2.9
Total net revenue	561.2	480.1	2,461.7	1,809.8
Operating expense:
Live and Historical Racing	156.5	131.7	662.2	400.9
TwinSpires	68.4	64.0	288.2	293.6
Gaming	171.7	150.9	700.0	537.9
All Other	3.6	2.2	15.6	11.0
Selling, general and administrative expense	51.7	51.5	202.3	164.2
Asset impairments	0.1	33.4	24.6	38.3
Transaction expense, net	3.0	34.7	4.8	42.1
Total operating expense	455.0	468.4	1,897.7	1,488.0
Operating income	106.2	11.7	564.0	321.8
Other (expense) income:
Interest expense, net	(70.6)	(54.7)	(268.4)	(147.3)
Equity in income of unconsolidated affiliates	35.9	37.3	146.3	152.7
Gain on the sale of assets	—	—	114.0	274.6
Miscellaneous, net	0.4	2.6	5.9	7.0
Total other (expense) income	(34.3)	(14.8)	(2.2)	287.0
Income before provision for income taxes	71.9	(3.1)	561.8	608.8
Income tax (provision) benefit	(14.3)	4.1	(144.5)	(169.4)
Net income	$57.6	$1.0	$417.3	$439.4

Net income per common share - basic	$0.77	$0.01	$5.55	$5.79

Net income per common share - diluted	$0.76	$0.01	$5.49	$5.71

Weighted average shares outstanding:
Basic	75.1	75.2	75.2	75.9
Diluted	75.8	76.3	76.1	77.0

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
December 31,

(in millions)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$144.5	$129.8
Restricted cash	77.3	74.9
Accounts receivable, net	106.9	81.5
Income taxes receivable	12.6	14.0
Other current assets	59.5	44.3
Total current assets	400.8	344.5
Property and equipment, net	2,561.2	1,978.3
Investment in and advances to unconsolidated affiliates	655.9	659.4
Goodwill	899.9	723.8
Other intangible assets, net	2,418.4	2,391.8
Other assets	19.3	27.0
Long-term assets held for sale	—	82.0
Total assets	$6,955.5	$6,206.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$158.5	$145.5
Accrued expenses and other current liabilities	426.8	363.1
Current deferred revenue	73.2	39.0
Current maturities of long-term debt	68.0	47.0
Dividends payable	29.3	27.0
Total current liabilities	755.8	621.6
Long-term debt (net of current maturities and loan origination fees of $8.9 in 2023 and $10.2 in 2022)	1,697.1	2,081.6
Notes payable (net of debt issuance costs of $28.8 in 2023 and $22.9 in 2022)	3,071.2	2,477.1
Non-current deferred revenue	11.8	11.8
Deferred income taxes	388.2	340.8
Other liabilities	137.8	122.4
Total liabilities	6,061.9	5,655.3
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 300.0 shares authorized; 74.5 shares issued and outstanding December 31, 2023 and 74.8 shares at December 31, 2022	—	—
Retained earnings	894.5	552.4
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	893.6	551.5
Total liabilities and shareholders' equity	$6,955.5	$6,206.8

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31,

(in millions)	2023	2022
Cash flows from operating activities:
Net income	$417.3	$439.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	169.0	113.7
Equity in income of unconsolidated affiliates	(146.3)	(152.7)
Distributions from unconsolidated affiliates	155.1	156.9
Stock-based compensation	32.9	31.8
Deferred income taxes	47.4	108.7
Asset impairments	24.6	38.3
Amortization of operating lease assets	6.2	5.3
Gain on sale of assets	(114.0)	(274.6)
Other	5.4	7.4
Changes in operating assets and liabilities, net of businesses acquired and dispositions:
Income taxes	(1.1)	28.2
Deferred revenue	34.2	(12.7)
Other assets and liabilities	(25.4)	21.1
Net cash provided by operating activities	605.3	510.8
Cash flows from investing activities:
Capital maintenance expenditures	(77.7)	(50.2)
Capital project expenditures	(598.8)	(373.3)
Acquisition of businesses, net of cash acquired	(241.3)	(2,918.5)
Acquisition of gaming rights, net of cash acquired	—	(33.3)
Proceeds from sale of assets	195.7	279.0
Other	4.1	(7.4)
Net cash used in investing activities	(718.0)	(3,103.7)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,771.1	2,862.4
Repayments of borrowings under long-term debt obligations	(1,536.0)	(205.4)
Payment of dividends	(27.1)	(26.0)
Repurchase of common stock	(55.9)	(174.9)
Taxes paid related to net share settlement of stock awards	(25.5)	(28.4)
Proceeds from pending equity transaction	14.4	—
Debt issuance costs	(13.0)	(27.3)
Change in bank overdraft	2.0	13.3
Other	(0.7)	2.3
Net cash provided by financing activities	129.3	2,416.0
Cash flows from discontinued operations:
Operating cash flows of discontinued operations	0.5	26.0
Net increase (decrease) in cash, cash equivalents and restricted cash	17.1	(150.9)
Cash, cash equivalents and restricted cash, beginning of year	204.7	355.6
Cash, cash equivalents and restricted cash, end of year	$221.8	$204.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2023	2022	2023	2022
GAAP net income	$57.6	$1.0	$417.3	$439.4

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	—	—	—	(12.6)
Legal reserves and transaction costs related to Rivers Des Plaines	—	—	—	0.6
Other charges	2.4	—	2.4	1.0
Transaction, pre-opening and other expense	9.6	40.7	39.8	62.7
Legal reserves	(1.2)	0.6	(1.2)	3.8
Asset impairments	0.1	33.4	24.6	38.3
Gain on sale of assets	—	—	(114.0)	(274.6)
Income tax impact on net income adjustments(a)	(3.1)	(19.9)	10.6	51.2
Total adjustments	7.8	54.8	(37.8)	(129.6)
Adjusted net income	$65.4	$55.8	$379.5	$309.8

Adjusted diluted EPS	$0.86	$0.73	$4.99	$4.02

Weighted average shares outstanding - Diluted	75.8	76.3	76.1	77.0

(a)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2023	2022	2023	2022
Total Handle
TwinSpires Horse Racing	439.1	431.0	1,991.9	1,958.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2023 and 2022 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2023	2022	2023	2022
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$14.5	$14.2	$205.8	$196.8
Louisville	50.8	41.4	189.0	169.9
Northern Kentucky	22.7	16.9	85.8	46.1
Southwestern Kentucky	36.1	33.6	147.8	131.4
Western Kentucky	6.0	4.3	31.8	4.5
Virginia	95.0	62.4	375.4	62.4
New Hampshire	3.3	2.6	11.7	3.5
Total Live and Historical Racing	228.4	175.4	1,047.3	614.6

TwinSpires:	104.2	93.1	444.9	436.4

Gaming:
Florida	24.2	25.0	100.7	106.2
Iowa	23.5	15.6	96.0	15.6
Louisiana	35.5	33.6	145.6	140.8
Maine	26.0	26.6	114.1	114.4
Maryland	24.0	23.3	106.9	105.3
Mississippi	23.4	23.8	100.9	101.8
New York	45.2	30.9	180.5	30.9
Pennsylvania	26.6	32.1	123.9	140.9
Total Gaming	228.4	210.9	968.6	755.9
All Other	0.2	0.7	0.9	2.9
Net revenue from external customers	$561.2	$480.1	$2,461.7	$1,809.8

Intercompany net revenues:
Live and Historical Racing	$6.9	$5.5	$37.3	$31.8
TwinSpires	6.5	1.2	13.5	5.2
Gaming	1.8	1.3	6.0	5.9
All Other	—	0.4	—	0.4
Eliminations	(15.2)	(8.4)	(56.8)	(43.3)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2023 and 2022 amounts)

	Three Months Ended December 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$14.7	$76.5	$6.7	$97.9	$—	$97.9
Historical racing(a)	189.8	—	8.1	197.9	—	197.9
Racing event-related services	4.9	—	1.6	6.5	—	6.5
Gaming(a)	3.2	6.4	188.1	197.7	—	197.7
Other(a)	15.8	21.3	23.9	61.0	0.2	61.2
Total	$228.4	$104.2	$228.4	$561.0	$0.2	$561.2

	Three Months Ended December 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$12.9	$76.5	$6.1	$95.5	$—	$95.5
Historical racing(a)	143.4	—	5.0	148.4	—	148.4
Racing event-related services	4.4	—	1.1	5.5	—	5.5
Gaming(a)	2.6	6.4	177.8	186.8	—	186.8
Other(a)	12.1	10.2	20.9	43.2	0.7	43.9
Total	$175.4	$93.1	$210.9	$479.4	$0.7	$480.1

(a)
Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $13.1 million for the three months ended December 31, 2023 and $10.7 million for the three months ended December 31, 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2023 and 2022 amounts)

	Year Ended December 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$81.9	$359.7	$26.6	$468.2	$—	$468.2
Historical racing(a)	739.1	—	28.6	767.7	—	767.7
Racing event-related services	145.9	—	6.4	152.3	—	152.3
Gaming(a)	11.4	17.3	803.5	832.2	—	832.2
Other(a)	69.0	67.9	103.5	240.4	0.9	241.3
Total	$1,047.3	$444.9	$968.6	$2,460.8	$0.9	$2,461.7

	Year Ended December 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$66.8	$367.4	$28.1	$462.3	$—	$462.3
Historical racing(a)	374.1	—	9.8	383.9	—	383.9
Racing event-related services	129.8	—	1.8	131.6	—	131.6
Gaming(a)	3.5	28.2	647.4	679.1	—	679.1
Other(a)	40.4	40.8	68.8	150.0	2.9	152.9
Total	$614.6	$436.4	$755.9	$1,806.9	$2.9	$1,809.8

(a)
Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $50.9 million in 2023 and $33.9 million in 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2023 and 2022 amounts)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended December 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments		All Other(a)		Eliminations	Total
Revenue	$235.3	$110.6	$230.2	$576.1	$—	$0.2	$—	$(15.1)	$561.2

Gaming taxes and purses	(63.8)	(4.8)	(76.1)	(144.7)		—		—	(144.7)
Marketing and advertising	(9.7)	(1.8)	(8.9)	(20.4)		0.1		(0.1)	(20.4)
Salaries and benefits	(27.0)	(8.6)	(36.8)	(72.4)		—		—	(72.4)
Content expenses	(1.4)	(44.0)	(1.9)	(47.3)		—		9.7	(37.6)
Selling, general, and administrative expense	(8.5)	(4.3)	(10.3)	(23.1)		(18.1)		0.5	(40.7)
Maintenance, insurance and utilities	(11.4)	(1.2)	(10.3)	(22.9)		(0.1)		—	(23.0)
Property and other taxes	(1.6)	(1.1)	(3.6)	(6.3)		(0.1)		—	(6.4)
Other operating expense	(23.2)	(9.8)	(17.7)	(50.7)		(0.1)		5.0	(45.8)
Other income	0.2	(0.1)	48.8	48.9		—		—	48.9
Adjusted EBITDA	$88.9	$34.9	$113.4	$237.2		$(18.1)	0	$—	$219.1

	Three Months Ended December 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other(a)	Eliminations	Total
Revenue	$180.9	$94.3	$212.2	$487.4	$0.4	$(8.4)	$479.4

Gaming taxes and purses	(50.6)	(5.7)	(72.0)	(128.3)	—	—	(128.3)
Marketing and advertising	(6.9)	(1.6)	(7.6)	(16.1)	—	0.2	(15.9)
Salaries and benefits	(20.3)	(6.9)	(30.7)	(57.9)	—	—	(57.9)
Content expenses	(1.2)	(42.8)	(1.9)	(45.9)	—	7.7	(38.2)
Selling, general, and administrative expense	(8.9)	(1.8)	(10.9)	(21.6)	(18.2)	0.2	(39.6)
Maintenance, insurance and utilities	(8.9)	(0.9)	(10.0)	(19.8)	(0.1)	—	(19.9)
Property and other taxes	(0.9)	(0.1)	(3.0)	(4.0)	—	—	(4.0)
Other operating expense	(22.1)	(9.6)	(14.6)	(46.3)	—	0.3	(46.0)
Other income	0.1	0.1	50.9	51.1	—	—	51.1
Adjusted EBITDA	$61.2	$25.0	$112.4	$198.6	$(17.9)	$—	$180.7

(a)	The revenue and expenses associated with the Adjusted EBITDA for All Other excludes the results of Arlington.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2023 and 2022 amounts)

Adjusted EBITDA by segment is comprised of the following:

	Year Ended December 31, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other(a)	Eliminations	Total
Revenue	$1,084.6	$458.4	$974.6	$2,517.6	$0.9	$(56.8)	$2,461.7

Gaming taxes and purses	(267.7)	(22.6)	(322.8)	(613.1)	—	—	(613.1)
Marketing and advertising	(37.6)	(9.8)	(35.4)	(82.8)	(0.1)	0.2	(82.7)
Salaries and benefits	(107.0)	(29.3)	(146.0)	(282.3)	—	—	(282.3)
Content expenses	(6.5)	(205.1)	(8.8)	(220.4)	—	47.4	(173.0)
Selling, general, and administrative expense	(31.9)	(12.4)	(42.7)	(87.0)	(72.2)	1.4	(157.8)
Maintenance, insurance and utilities	(43.2)	(3.8)	(40.0)	(87.0)	(0.4)	—	(87.4)
Property and other taxes	(6.0)	(0.2)	(13.5)	(19.7)	(0.4)	—	(20.1)
Other operating expense	(110.6)	(44.1)	(70.2)	(224.9)	—	7.8	(217.1)
Other income	1.3	1.0	193.4	195.7	—	—	195.7
Adjusted EBITDA	$475.4	$132.1	$488.6	$1,096.1	$(72.2)	$—	$1,023.9

	Year Ended December 31, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other(a)	Eliminations	Total
Revenue	$646.4	$441.6	$761.8	$1,849.8	$0.8	$(43.3)	$1,807.3

Gaming taxes and purses	(168.6)	(27.0)	(278.1)	(473.7)	—	—	(473.7)
Marketing and advertising	(19.8)	(13.0)	(18.9)	(51.7)	(0.2)	0.2	(51.7)
Salaries and benefits	(63.4)	(26.8)	(102.7)	(192.9)	—	—	(192.9)
Content expenses	(3.4)	(203.3)	(8.3)	(215.0)	—	41.4	(173.6)
Selling, general, and administrative expense	(18.6)	(9.7)	(31.3)	(59.6)	(60.1)	1.3	(118.4)
Maintenance, insurance and utilities	(24.3)	(3.0)	(31.1)	(58.4)	(0.4)	—	(58.8)
Property and other taxes	(2.6)	(0.2)	(10.5)	(13.3)	(0.1)	—	(13.4)
Other operating expense	(58.6)	(44.6)	(49.9)	(153.1)	—	0.4	(152.7)
Other income	0.4	0.1	190.9	191.4	0.1	—	191.5
Adjusted EBITDA	$287.5	$114.1	$421.9	$823.5	$(59.9)	$—	$763.6

(a)	The revenue and expenses associated with the Adjusted EBITDA for All Other excludes the results of Arlington.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2023 and 2022 amounts)

	Three Months Ended December 31,			Years Ended December 31,
(in millions)	2023		2022	2023	2022
Net income and comprehensive income	$57.6	0.0	$1.0	$417.3	$439.4
Additions:
Depreciation and amortization	47.2		35.0	169.0	113.7
Interest expense	70.6		54.7	268.4	147.3
Income tax provision	14.3		(4.1)	144.5	169.4
EBITDA	$189.7		$86.6	$999.2	$869.8

Adjustments to EBITDA:
Stock-based compensation expense	$8.1		$8.3	$32.9	$31.8
Legal reserves	(1.2)		0.6	(1.2)	3.8
Pre-opening expense	7.2		4.3	18.6	13.2
Arlington exit costs	—		—	9.4	5.7
Other expense, net	(0.6)		1.7	7.0	1.7
Transaction expense, net	3.0		34.7	4.8	42.1
Asset impairments	0.1		33.4	24.6	38.3
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.4		11.1	40.2	42.8
Changes in fair value of Rivers Des Plaines' interest rate swaps	—		—	—	(12.6)
Rivers Des Plaines' legal reserves and transactions costs	—		—	—	0.6
Other charges and recoveries, net	2.4		—	2.4	1.0
Gain on the sale of assets	—		—	(114.0)	(274.6)
Total adjustments to EBITDA	29.4		94.1	24.7	(106.2)
Adjusted EBITDA	$219.1		$180.7	$1,023.9	$763.6

Adjusted EBITDA by segment:
Live and Historical Racing	$88.9	$61.2	$475.4	$287.5
TwinSpires	34.9	25.0	132.1	114.1
Gaming	113.4	112.4	488.6	421.9
Total segment Adjusted EBITDA	237.2	198.6	1,096.1	823.5
All Other	(18.1)	(17.9)	(72.2)	(59.9)
Total Adjusted EBITDA	$219.1	$180.7	$1,023.9	$763.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for our equity investments is comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2023	2022	2023	2022
Net revenue	$216.6	$212.2	$864.8	$825.5
Operating and SG&A expense	132.2	128.7	534.0	509.1
Depreciation and amortization	6.3	8.3	23.8	25.8
Operating income	78.1	75.2	307.0	290.6
Interest and other expense, net	(11.2)	(11.0)	(43.9)	(24.8)
Net income	$66.9	$64.2	$263.1	$265.8

	December 31,
(in millions)	2023	2022
Assets
Current assets	$104.8	$91.0
Property and equipment, net	339.4	345.7
Other assets, net	266.1	265.0
Total assets	$710.3	$701.7

Liabilities and Members' Deficit
Current liabilities	$106.2	$97.9
Long-term debt	847.2	838.6
Other liabilities	0.7	0.2
Members' deficit	(243.8)	(235.0)
Total liabilities and members' deficit	$710.3	$701.7

CHURCHILL DOWNS INCORPORATED
PLANNED CAPITAL PROJECTS
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack (Louisville, Kentucky)	Paddock Project	May 2024	$185 - $200
	Jockey Club Suites	May 2024	$14
The Rose (Northern Virginia)	Property Build Out	Late Third Quarter 2024	$460
Owensboro Racing and Gaming (Western Kentucky)	Property Build Out	First Quarter 2025	$100
New Hampshire HRM Facility	Property Build Out	TBD	TBD

Gaming Segment
Terre Haute Casino Resort	Property Build Out (Casino)	April 2024	Up to $290
	Property Build Out (Hotel)	May 2024